Exhibit 10.7

Execution Version

COLLATERAL ASSIGNMENT OF LOAN AGREEMENT DOCUMENTS

THIS COLLATERAL ASSIGNMENT OF LOAN AGREEMENT DOCUMENTS (as amended, restated, supplemented or otherwise modified from time to time, this “Assignment”) is entered into as of March 19, 2020 by and between FACEBANK GROUP, INC., a Florida corporation (“Assignor”), and FB LOAN SERIES I, LLC, a Delaware limited liability company (“Purchaser”).

Preliminary Statement:

A. Assignor and fuboTV, Inc., a Delaware corporation (“FuboTV” and together with any other obligors under the Loan Agreement (as hereinafter defined), collectively, the “Loan Parties” and each, a “Loan Party”) are parties to Loan and Security Agreement dated as of March 19, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; the Loan Agreement, together with any agreements, documents or instruments delivered in connection therewith, the “Loan Agreement Documents”).

B. Pursuant to the terms of the Loan Agreement Documents, the Loan Parties made certain representations, warranties, covenants and agreements (collectively, the “Loan Agreement Document Undertakings”) with and/or to Assignor and the Loan Parties agreed to indemnify Assignor in certain respects (collectively, the “Loan Agreement Document Indemnities”).

C. Pursuant to the Note Purchase Agreement dated as of March 19, 2020 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Purchase Agreement”) among Assignor, the other Loan Parties from time to time party thereto, the Holders from time to time party thereto and Purchaser, the Purchaser and Holders have severally agreed to make extensions of credit to the Assignor upon the terms and subject to the conditions set forth therein.

D. As collateral security for any and all of the Obligations (as defined in the Purchase Agreement), Assignor has granted or will grant to the Purchaser, a Lien on substantially all of the property and other assets of Assignor, whether now owned or hereafter acquired.

E. One of the conditions precedent to the extensions of credit to the Assignor under the Purchase Agreement is the execution and delivery by Assignor of this Assignment.

NOW, THEREFORE, in consideration of the premises, and to induce Purchaser to enter into the Purchase Agreement and to induce the Holders to make their extensions of credit to the Assignor and the other Loan Parties, Assignor agrees as follows:

1. Defined Terms. Capitalized terms used herein without definition (including in the preamble and preliminary statements above) are used herein as defined in the Purchase Agreement.

2. Assignment. Assignor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby pledges and hypothecates to Purchaser for the benefit of itself and the other Holders, and grants to Purchaser for the benefit of itself and the other Holders, a Lien on and security interest in all of its right, title and interest in, to and under the Loan Agreement Documents, including, but not limited to, its right, title and interest with respect to the Loan Agreement Document Undertakings and the Loan Agreement Document Indemnities. This Assignment shall not expand the scope of the Loan Agreement Document Undertakings or the Loan Agreement Document Indemnities.

3. Authorization of Purchaser. Assignor hereby irrevocably authorizes and empowers Purchaser or its agent, in Purchaser’s sole discretion, at any time that an Event of Default has occurred and is continuing under the Purchase Agreement, to (i) assert on behalf of Assignor, in Assignor’s or its own name, any claims Assignor may have from time to time against any Loan Party with respect to the Loan Agreement Documents, including, but not limited to, claims relating to Loan Agreement Document Undertakings and Loan Agreement Document Indemnities, (ii) receive and collect any and all damages, awards and other monies resulting therefrom, (iii) apply any of the amounts described in clause (ii) preceding to the payment of the Obligations in accordance with the Purchase Agreement and (iv) on behalf of Assignor, in Assignor’s or its own name, (A) assert any rights of Assignor under the Loan Agreement Documents and (B) give any consent, grant any waiver with respect to, or otherwise modify any Loan Agreement Document, or to revoke any such consent, waiver or modification previously given. Assignor hereby appoints Purchaser (and all officers, employees or agents designated by Purchaser), as its true and lawful attorney (and agent-in-fact) for the purpose of enabling Purchaser or its agent from and after the occurrence and during the continuance of an Event of Default, to assert and collect such claims and to apply such monies in the manner set forth herein, which appointment, being coupled with an interest, is irrevocable. Regardless of the existence of an Event of Default, Assignor hereby irrevocably assigns to Purchaser the immediate right to receive directly from the Loan Parties any and all payments, proceeds, monies, damages and awards arising from the Loan Agreement Document Undertakings and the Loan Agreement Document Indemnities and to effectuate any documents of assignment or transfer necessary to register the Loan Agreement Documents in the Purchaser’s name; provided that Purchaser shall not enforce such assignment against the Loan Parties unless an Event of Default has occurred and is continuing.

4. Covenants of Assignor. Assignor shall (i) keep Purchaser informed of all potential material claims with respect to the Loan Agreement Documents, Loan Agreement Document Undertakings and Loan Agreement Document Indemnities and (ii) not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed: (A) waive any of its material rights or remedies under the Loan Agreement Documents with respect to any of the Loan Agreement Document Undertakings or Loan Agreement Document Indemnities, (B) amend or modify any Loan Agreement Document or (C) settle, compromise or offset any material amounts payable by any Loan Party to Assignor thereunder, in each case as required by the Security Agreement.

5. Continued Effectiveness. This Assignment shall be binding upon Assignor and its successors and assigns and shall inure to the benefit of each Secured Party and their successors and assigns.

6. Applicable Law. This Assignment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first written above.

FACEBANK GROUP, INC., a Delaware corporation, as Assignor

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

Signature page to Collateral Assignment of Loan Documents

ACKNOWLEDGMENT OF PURCHASER

Purchaser hereby acknowledges the foregoing Assignment and agrees to be bound by its terms.

FB LOAN SERIES I, LLC, as Purchaser

By:	/s/ Greg Preis
Name:	Greg Preis
Title:	Authorized Signatory

Signature page to Collateral Assignment of Loan Documents